EXHIBIT 10.35

                          INVESTMENT ADVISORY AGREEMENT

                                     Between

                         T. ROWE PRICE ASSOCIATES, INC.

                                       and

                    INTERSIL CORPORATION RETIREMENT COMMITTEE

      INVESTMENT ADVISORY AGREEMENT (hereinafter called the "Agreement") made as of the 3rd day of September, 1999 by and between T. Rowe Price Associates, Inc., a corporation organized and existing under the laws of the State of Maryland (hereinafter called the "Adviser") and the Intersil Corporation Retirement Committee, a fiduciary of the Intersil Retirement Plan (Nonunion) and the Intersil Retirement Plan (Union) (hereinafter called the "Client") regarding designated assets of the Intersil Corporation Master Trust (such designated assets hereinafter called the "LCV Account").

      WHEREAS, the Client wishes to engage the Adviser to render investment advice with respect to the LCV Account;

      NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

      1. Appointment. The Client hereby appoints the Adviser as investment adviser with respect to the LCV Account, which LCV Account shall consist of such sums of money and other property, or part interests therein as shall be agreed upon by the Adviser and the Client and such earnings, profits, increments and accruals thereon (less losses, deductions and withdrawals) as may occur from time to time. The LCV Account shall at all times remain in the name of, and be the property of, the Intersil Corporation Master Trust.

      2 Authority. Adviser will supervise and direct investments for the LCV Account, subject to such limitations as Client may impose. Without prior consultation with Client, Adviser will make investment decisions with respect to stocks, bonds and other securities (including money market instruments), and place transaction orders with brokers, dealers and issuers selected by Adviser.

      3. Investment Objectives and Restrictions. Client has provided Adviser with the investment objectives of the LCV Account, attached as Exhibit A, including any applicable restrictions and cash flow requirements. Client will notify Adviser in writing of any modifications to Exhibit A and will give Adviser prompt notice if the Client considers any investment listed on a quarterly inventory provided by Adviser pursuant to paragraph 6 hereof to be in violation of such objectives or restrictions. Unless Client notifies Adviser to the contrary in writing, investments for the LCV Account shall be deemed not restricted by any instrument affecting the LCV Account to which Client is a party. The Adviser shall at all times conform to the restrictions contained in the investment objectives set forth in Exhibit A, as may be amended in writing from time to time by the parties.

      4. Investment Powers. Except to the extent inconsistent with any provision of this Agreement or the Trust, the Adviser shall have the following express powers with respect to the LCV Account:

                  (a) To invest and reinvest the LCV Account in whatever form of investment, consistent with the investment objectives set forth in Exhibit A then in effect, as the Adviser may determine, including investments which yield little or no current income.

                  (b) To exercise subscription, conversion and other rights and options, and to direct payments from the LCV Account in connection therewith.

                  (c) To take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing, and any other plan or change affecting any property, and in connection therewith, to delegate its discretionary powers and to direct the payment of assessments, subscriptions and other charges from the LCV Account.

                  (d) The Adviser further shall have authority to instruct the
            Custodian (i) to pay cash for securities and other property delivered to the Custodian for the LCV Account, (ii) to deliver securities and other property against payment for such LCV Account, and (iii) transfer assets and funds to such brokerage accounts as the Adviser may designate. The Adviser shall not have the authority to cause the Custodian to deliver securities and other property, or to pay cash, to the Adviser.

                        The investment authority granted to the Adviser shall
            include the authority to exercise whatever powers the Custodian or Trustee may possess with respect to any of its assets held in the LCV Account, including, but not limited to, the power to exercise rights, options, warrants, conversion privileges, and redemption privileges, and to tender securities pursuant to a tender offer.

                  (e) The Client agrees that the Adviser shall be solely
            responsible for voting all proxies related to assets in the LCV Account. The Adviser shall maintain a record of how the Adviser voted and such record shall be available to the Client upon its request. It is further understood that the Adviser need not and is not required to accept any direction concerning the voting of proxies from the Client. The right of the Adviser to vote proxies shall continue until the earlier of the termination of the Agreement or such time as the Client specifically revokes the Adviser's authority to vote proxies and specifically reserves such right to the named fiduciary or to another. Client represents that such delegation of voting rights is consistent with the plan documents relating to the plans whose assets are held in the Intersil Corporation Master Trust. The plans' trustee shall instruct the

            Custodian (as hereinafter defined) to forward all proxy materials to the Adviser upon receipt. Adviser shall not be liable with regard to voting of proxies in the event proxy materials are not received by the Adviser in a timely manner.

      5. Custodian. Adviser will not take custody of any assets of the LCV Account, but will issue settlement instructions to the custodian designated by Client, or by the trustee as directed by the Client ("Custodian"). All directions given by the Adviser to the Custodian in connection with the investment and reinvestment of the LCV Account shall either be in writing, or made orally and then promptly confirmed in writing, by an authorized representative of the Adviser, or be transmitted by such other means of communication as the Adviser and Custodian may deem appropriate.

      6. Brokerage. So long as the provisions of Section 28(e) of the Securities Exchange Act of 1934 and Title I of ERISA are met, Adviser may cause a broker or dealer to be paid commissions in excess of those another broker or dealer would charge provided that, in the best judgment of Adviser, the execution of transactions for the LCV Account will result in the best execution, taking into consideration all relevant factors, including the selection of such brokers and dealers, the available prices and rates of brokerage commissions, as well as execution capabilities, research and other services provided by such brokers. The Adviser shall maintain a log of all transactions placed through all securities brokerage finns, including the name of the finn, a description of each transaction, the date of the transaction and the amount of fees or commissions paid.

      7. Account Information. Adviser will furnish Client at least quarterly a written inventory of the LCV Account and, upon request, information regarding the valuation method used by the Adviser to value any asset of the LCV Account pursuant to paragraph 8 hereof. Client will provide, or instruct Custodian to provide, Adviser with information Adviser may reasonably request.

      8. Valuation. In computing the market value of any equity security held in the LCV Account which is listed on a national securities exchange, such security will be valued at the last quoted sale price on the valuation date on the principal exchange on which the security is traded. Equity securities listed on a national exchange but not traded on a valuation date and all other securities and assets will be valued in a manner determined in good faith by the Adviser to reflect fair market value.

      9. Compensation. The compensation of Adviser shall be calculated and paid in accordance with the Schedule of Fees attached as Exhibit B.

      10. Investment in Adviser-Sponsored Investment Companies. It is understood that, on a temporary basis, Adviser will invest assets of the LCV Account in the
T. Rowe Price Equity Income Fund (the "Equity Income Fund"), for which Adviser acts as adviser. The purchase or sale of shares of the Equity Income Fund is subject to the terms of the Equity Income Fund's current prospectus. Adviser is authorized to open an account with the Equity Income Fund in the Client's name and to establish telephone services for such Equity Income Fund account. The person signing this Agreement on behalf of Client (a) acknowledges that he is (or is authorized to act for) a fiduciary for the LCV Account; (b) acknowledges receipt of a copy of the current prospectus for the Equity Income Fund which includes the reasons Adviser considers the Equity Income Fund investment appropriate for the LCV Account; and describes the advisory fee (and other expenses) payable indirectly through the Equity Income Fund investment. Client acknowledges that such advisory fee may be higher or lower than the rate otherwise payable under this Agreement.

      In accordance with Exhibit A, and unless advised in writing to the contrary, Adviser may invest the cash reserves of the LCV Account in the Reserve Investment Fund (the "Reserve Fund") for which Adviser provides advisory services. Adviser is authorized to open an account with the Reserve Fund in the Client's name and to establish telephone services for such account. The person signing this Agreement on behalf of Client (a) acknowledges that he is (or is authorized to act for) a fiduciary for the LCV Account; and (b) acknowledges receipt of a copy of the current prospectus for the Reserve Fund which includes the reasons Adviser considers Reserve Fund investments appropriate for the LCV Account and describes the non-advisory fees and expenses disclosed in the Reserve Fund's prospectus, which non-advisory fees and expenses include fees paid indirectly to affiliates of Adviser.

      11. Service to Other Clients. It is understood that Adviser and its affiliates may give advice and take action for other clients, including investment companies, which differs from advice given or the timing or nature of action taken for the LCV Account. Adviser is not obligated to initiate transactions for the LCV Account in any security which Adviser, its principals, affiliates or employees may purchase or sell for their own accounts or for other clients.

      12. Confidential Relationship. Information furnished by either party to the other, including their respective agents and employees, is confidential and shall not be disclosed to third parties unless requested by a regulatory authority or otherwise required by law. If the Adviser is requested by Department of Labor to disclose any information regarding the Client, the Adviser shall notify the Client before responding to the request to the extent permitted by law.

      13. Bond. Client agrees to include Adviser under Client's bond obtained pursuant to Section 412 of ERISA.

      14. Termination; Assignment. This Agreement may be terminated by either party at any time upon written notice to the other. Fees will be prorated to the date of termination. No assignment (as defined in the Investment Advisers Act of 1940) of this Agreement by Adviser shall be effective without the consent of Client.

      15. Notices. Notices under this Agreement shall be in writing, or facsimile thereof and confirmed in writing within seven (7) business days, and shall be delivered at the addresses specified herein, or at such other address as either party may specify by notice given in accordance herewith. Adviser may rely upon any notice reasonably believed to be genuine and authorized.

      16. Representations. Adviser represents that it is registered as an investment adviser under the Investment Advisers Act of 1940 and that it is a fiduciary as defined in Section 3(21) of ERISA with respect to the LCV Account. Adviser shall promptly notify Client if Adviser shall cease to be registered as an investment adviser under the Investment Advisers Act of 1940. Adviser represents and warrants that its investment of cash reserves of the LCV Account in the Reserve Fund will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Client represents that this Agreement has been duly authorized and will be binding upon Client in accordance with its terms.

      17. Disclosure Statement. Client acknowledges receipt of Adviser's SEC Form ADV, Part II dated April 16, 1999, which includes a description of the Adviser's brokerage practices in Item 12 of Schedule F, more than 48 hours prior to the execution of this Agreement. Client has received a copy of Form ADV, Part II dated August 10, 1999, prior to execution of this Agreement.

      18. Covenants. By execution of this Agreement, each of the parties hereto represents and warrants that the terms hereof do not violate any obligation by which such party is bound, whether arising by contract, operation of law or otherwise, and that (a) this Agreement has been duly authorized by appropriate action and when so executed and delivered will be binding upon such party, in accordance with its terms, and (b) such party will deliver to the other party such evidence as such other party may reasonably require, whether by way of a certified resolution or otherwise.

      19. Other Documents. This Agreement constitutes the entire agreement between the parties. The Adviser and the Client agree that from time to time, at each other's request, they may agree to execute and deliver to each other further documents as may be reasonably required to carry out the purposes hereof.

      20. Binding Upon Successors. This Agreement shall be binding upon and enforceable by the successor to the parties hereto.

      21. Applicable Law. To the extent that State law shall not have been preempted by the provisions of ERISA or any other laws of the United States heretofore or hereinafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Maryland.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective signatories hereunto duly authorized as of the day and year first above written.

                                INTERSIL CORPORATION
                                RETIREMENT COMMITTEE

                                2401 Palm Bay Road, N.E.
                                Palm Bay, Florida 32905


                                    /s/ Daniel J. Heneghan
                                    -----------------------------------

                                By: Daniel J. Heneghan
                                          (Name)

                                Title: Vice President, Secretary and Treasurer

                                Date:  9/3/99

T. ROWE PRICE ASSOCIATES, INC.
100 East Pratt Street
Baltimore, Maryland 21202


By: /s/ Pegi E. Almond
    --------------------------
          Vice President

Date: 9/3/99

                                    EXHIBIT A

                       INVESTMENT OBJECTIVE AND GUIDELINES

                           FOR THE LCV ACCOUNT OF THE

                        INTERSIL CORPORATION MASTER TRUST

OBJECTIVES:

To seek to provide substantial dividend income as well as capital appreciation by investing primarily in dividend-paying stocks of established companies. In pursuing the LCV Account's objective, the Adviser shall emphasize companies with favorable prospects for increasing dividend income, and secondarily, capital appreciation, as determined by the Adviser. To enhance capital appreciation potential, the Adviser may use a value-oriented approach, which means the Adviser shall invest in stocks it believes are currently undervalued in the marketplace.

PERMITTED INVESTMENTS:

Adviser will temporarily invest assets in the T. Rowe Price Equity Income Fund, Inc. pending full funding of the LCV Account.

Equity Securities:

Under normal circumstances, the Adviser will invest at least 80% of its assets in income producing common stocks. The Adviser may also invest in other equity securities, including preferred stock, convertibles and warrants.

Subject to the limitation stated below, investments in foreign securities are permitted, including non dollar-denominated securities traded outside the U.S. and dollar-denominated securities traded in the U.S. (such as ADRs). The Adviser may use currencies to gain exposure to international markets prior to investing in non dollar-denominated securities.

Debt Securities:

Subject to the limitation stated below, debt securities of any type are permitted without regard to quality or rating provided such securities are issued by companies or municipalities that meet the investment criteria for the LCV Account. Such securities may include securities rated below investment grade (e.g., securities rated Ba or lower by Moody's or BB or lower by S&P).

Cash Reserves:

Securities which may be held as cash reserves include liquid short-term investments with maturities of one year or less (including repurchase agreements) rated in the two highest rating categories by at least one established rating organization or, if not rated by any one such organization, of equivalent investment quality as determined by T. Rowe Price. In addition, cash reserves may be invested in the Reserve Investment Fund.

RESTRICTIONS:

Foreign Securities:

The Adviser may invest up to 25% of LCV Account assets in foreign securities.

Debt Securities:

The Adviser will not purchase debt securities rated below investment grade if, immediately after such purchase the LCV Account would have more than 10% of its total assets invested in such securities.

Industry Limitation:

The Adviser may not make an investment in any one industry if, when added to its other investments at the time of purchase, total investments in the same industry would exceed 25% of the value of the LCV Account's assets.

Issuer Limitation:

The Adviser will not purchase the securities of any one issuer if, immediately after such purchase, more than 5% of the value of total LCV Account assets would be invested in the securities of such issuer (other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities).

                                    EXHIBIT B

                         T. ROWE PRICE ASSOCIATES, INC.

                                SCHEDULE OF FEES

            For: The LCV Account of the Intersil Corporation Master Trust

            Effective Date: For purposes of Exhibit B, the Effective Date will be the date the LCV Account is fully* funded.

            Billing Dates: January 1, April 1, July 1, October 1

      Advisory fees will be calculated and accrued daily by Custodian on the basis of the total market value of LCV Account assets. Fees will be calculated at the following annual rate, and the appropriate portion thereof will be payable to the Adviser from the Account as of each Billing Date:

            Market Value of Assets                    Annual Fee
            ----------------------                    ----------

            First $20 Million                         50/100 of 1%

            Next $30 Million                          40/100 of 1%

*While assets are temporarily invested in the T. Rowe Price Equity Income Fund, Inc., no direct fees will be charged thereunder. However, fees will be indirectly paid to Adviser through investment in the Equity Income Fund pursuant to the terms of the prospectus.